UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On July 20, 2020, the Board of Directors (the “Board”) of Nova LifeStyle, Inc., a Nevada corporation (the “Company”) received a resignation letter from Mr. Bin Liu, an independent member of the Board, Chairman of the Board’s Audit Committee and a member of the Board’s Nominating and Corporate Governance and Compensation Committees, respectively, effective immediately. Mr. Liu resigned for personal reason and not for any disagreements with the Company or its management. The Company thanks for his service to the Company and the Board.

The Company is in the process of interviewing candidates suitable to fill the vacancies created by Mr. Liu’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Thanh H. Lam
Thanh H. Lam Chairperson, President and Chief Executive Officer

Date: July 24, 2020